As filed with the Securities and Exchange Commission on December 21, 2017

Registration No. 333-217893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LiveXLive Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5812	98-0657263
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

269 South Beverly Drive, Suite #1450
Beverly Hills, CA 90212
(310) 601-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Ellin
Chairman and Chief Executive Officer
LiveXLive Media, Inc.
269 South Beverly Drive, Suite #1450
Beverly Hills, CA 90212
(310) 601-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Allen Z. Sussman, Esq. Alan C. Enriquez, Esq. Loeb & Loeb LLP 10100 Santa Monica Blvd, Suite 2200 Los Angeles, CA 90067 (310) 282-2000 (310) 919-2200 (facsimile)	Gregg A. Noel, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000 (213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.001 par value per share	$23,000,000.00	$2,863.50
____________
(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Assumes exercise in full of the underwriter’s over-allotment option to purchase additional shares of common stock.
(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

LiveXLive Media, Inc. is filing this Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-217893) solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than estimated underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount to be paid
SEC registration fee	6,443
FINRA filing fee	19,077
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	40,000
Legal fees and expenses	500,000
Accounting fees and expenses	250,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous fees and expenses	100,000
Total	$940,520

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions

In addition, in the future, we may enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

We plan to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by our Company since April 1, 2014, which gives effect to a reverse stock split of one-for-three (1:3) that became effective as of October 16, 2017:

Issuance of Shares and Warrants

On September 10, 2014, we the issued 16,667 shares of our common stock to an investor for an aggregate purchase price of $25,000.

On September 16, 2014, we the issued 66,667 shares of our common stock to an investor for an aggregate purchase price of $100,000.

On September 17, 2014, we the issued 16,667 shares of our common stock to an investor for an aggregate purchase price of $25,000.

On November 18, 2014, we issued an aggregate of 216,667 units of our securities to investors for an aggregate purchase price of $325,000, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

On December 22, 2014, we issued an aggregate of 166,667 units of our securities to investors for an aggregate purchase price of $250,000, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

On December 29, 2014, we issued an aggregate of 636,659 shares of our common stock, at a price of $0.75 per share, to our former legal advisors in consideration of an aggregate of $477,494 worth of legal services previously rendered by them to us.

During the fiscal quarter ended December 31, 2014, we issued an aggregate of 1,600,000 shares of our common stock to investors in consideration of an aggregate of $24,000 as a result of the exercise of 1,600,000 warrants at an exercise price of $0.015 per share.

On March 19 and 20, 2015, we issued an aggregate of 66,667 units of our securities to two investors for an aggregate purchase price of $100,000, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

During the fiscal quarter ended March 31, 2015, we issued an aggregate of 366,667 shares of our common stock to investors in consideration of an aggregate of $5,500 as a result of the exercise of 366,667 warrants at an exercise price of $0.015 per share.

On June 19, 2015, we issued an aggregate of 100,000 units of our securities to investors for an aggregate purchase price of $150,000, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

During the fiscal quarter ended June 30, 2015 we issued an aggregate of 100,000 shares of our common stock to investors in consideration of an aggregate of $1,500 as the result of the exercise of 100,000 warrants at an exercise price of $0.015.

On July 23, July 28, August 6, August 31 and September 21, 2015, we issued an aggregate of 87,500 units of our securities to investors for an aggregate purchase price of $262,500, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

During the fiscal quarter ended September 30, 2015 we issued an aggregate of 54,167 shares of our common stock to investors in consideration of an aggregate of $750 as the result of the exercise of 54,167 warrants at an exercise price of $0.015 per share.

On December 24 and December 31, 2015, we issued an aggregate of 66,667 units of our securities to investors for an aggregate purchase price of $200,000, with each unit consisting of one share of our common stock and one 4-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

During the fiscal quarter ended December 31, 2015 we issued an aggregate of 233,333 shares of our common stock to investors in consideration of an aggregate of $3,500 as the result of the exercise of 233,333 warrants at an exercise price of $0.015 per share.

On June 8, 2016, June 10, 2016 and October 28, 2016, we issued an aggregate of 183,333 units of our securities to investors for an aggregate purchase price of $1,375,000, with each unit consisting of one share of our common stock and one-half of a 3-year warrant to purchase one share of our common stock at an exercise price of $0.015 per share.

During the fiscal quarter ended June 30, 2016, we issued an aggregate of 133,333 shares of our common stock to investors in consideration of an aggregate of $2,000 as the result of the exercise of an aggregate of 133,333 warrants at an exercise price of $0.015 per share.

During the fiscal quarter ended September 30, 2016 we issued an aggregate of 2,117,134 shares of our common stock to investors in consideration of an aggregate of $20,014 as the result of the exercise of 2,117,134 warrants at an exercise price of $0.015 per share and one convertible note in the principal amount of $150,000.

During the fiscal quarter ended December 31, 2016 we issued an aggregate of 133,333 shares of our common stock to investors in consideration of an aggregate of $3,250 as the result of the exercise of 133,333 warrants at exercise prices between $0.015 and $0.03 per share.

During the fiscal quarter ended March 31, 2017, we issued an aggregate of 769,346 shares of our common stock to investors in consideration of an aggregate of $21,705 as a result of the exercise of 769,346 warrants at exercise prices between $0.015 and $0.03 per share.

On April 5, 2017, we issued an aggregate of 178,333 shares of our common stock to investors in consideration of an aggregate of $5,350 as a result of the exercise of 178,333 warrants at an exercise price of $0.03 per share.

On May 3, 2017, we issued an aggregate of 91,667 shares of our common stock to investors in consideration of an aggregate of $2,750 as a result of the exercise of 91,667 warrants at an exercise price of $0.03 per share.

On May 4, 2017, we issued an aggregate of 12,500 shares of our common stock to investors in consideration of an aggregate of $375 as a result of the exercise of 12,500 warrants at an exercise price of $0.03 per share.

On May 24, 2017, we issued an aggregate of 33,333 shares of our common stock to investors in consideration of an aggregate of $1,000 as a result of the exercise of 33,333 warrants at an exercise price of $0.03 per share.

On June 29, 2017, we issued an aggregate of 25,000 shares of our common stock to investors in consideration of an aggregate of $750 as a result of the exercise of 25,000 warrants at an exercise price of $0.03.

Issuance of Promissory Notes to Non-Related Parties

On December 31, 2014, we issued a senior promissory note in the principal amount of $242,498, due June 30, 2016, to a former legal advisor in consideration of legal services previously rendered by them to us. As of March 31, 2017, the balance due was $277,270 which includes $34,772 of accrued interest.

On January 19, 2016, we issued three 8% unsecured notes payable to certain lenders for an aggregate principal amount of $200,000. In addition, we issued to the lenders 133,333 warrants to purchase shares of our common stock at an exercise price of $0.015 per share. On June 6, 2016, the lenders converted the notes and accrued interest thereon in full into 68,639 shares of our common stock at a conversion price of $3.00 per share. The lenders were issued 68,639 warrants to purchase shares of our common stock at an exercise price of $0.015 per share as inducement for this conversion. The warrants were exercised immediately into 68,639 shares of our common stock with net proceeds of $1,030 to us.

On September 14, 2016, we issued a 6% unsecured note payable to a certain investor for a total principal amount of $150,000. This note will be due on September 13, 2018. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing led by a reputable institutional investor in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the investor received 50,000 warrants to purchase shares of our common stock at an exercise price of $0.015 per share.

Between November 22, 2016 and March 27, 2017, we issued seven 6% unsecured convertible notes payable to certain investors for aggregate total principal of $1,235,000. The notes are due on various dates through September 30, 2018. Before the maturity date, the noteholders shall in their sole discretion have the option to convert all outstanding principal and interest into the Company’s common stock at a conversion price per share based upon the Company’s current valuation, as determined by our board of directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing led by a reputable institutional investor in one or more closings prior to the maturity date, each noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholders received an aggregate of 205,833 warrants to purchase shares of the Company’s common stock at an exercise price of $0.03 per share.

Subsequent to the period ended March 31, 2017 we issued ten, 6% unsecured note payables to investors for total cash principal of $1,695,000. These notes are due between January 2018 and June 2018. The noteholders shall in their sole discretion have the option to convert all outstanding principal and interest into the Company’s common stock before the maturity date at a conversion price per share based upon the Company’s current valuation, as determined by our board of directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing led by a reputable institutional investor in one or more closings prior to the maturity date, each noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholders received warrants to purchase an aggregate of 282,500 shares of the Company’s common stock at an exercise price of $0.03 per share.

Issuance of Promissory Notes to Related Parties

JJAT

On August 19, 2016, we issued a 6% unsecured note payable to JJAT, an affiliate of Mr. Robert Ellin, for a total principal amount of $55,000. Under the terms of the note, if we raised a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing led by a reputable institutional investor in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. On December 21, 2016, this note was repaid in full.

Marvin Ellin

On January 4, 2017, we issued a 6% unsecured convertible note payable to Marvin Ellin, the father of Robert Ellin, our Chief Executive Officer (formerly with the title President), Chairman (formerly with the title Executive Chairman) and principal stockholder, for total principal amount of $50,000. This note will be due September 13, 2018. Before its maturity, the noteholder shall in its sole discretion have the option to convert all outstanding principal and interest into our common stock at a conversion price per share based upon our current valuation, as determined by the Board of Directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholder received 8,333 warrants to purchase shares of our common stock at an exercise price of $0.03 per share.

On June 29, 2017, we issued a 6% unsecured convertible note payable to Marvin Ellin for total principal amount of $50,000. This note will be due June 28, 2018. Before its maturity, the noteholder shall in its sole discretion have the option to convert all outstanding principal and interest into our common stock at a conversion price per share based upon our current valuation, as determined by the Board of Directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholder received 8,333 warrants to purchase shares of our common stock at an exercise price of $0.03 per share.

Trinad Capital Master Fund

On December 31, 2014, we issued a senior convertible promissory note (the “First Senior Note”) to Trinad Capital allowing for advances up to a maximum loan amount of $1,000,000. At the time the First Senior Note was issued, Trinad Capital advanced $700,000 to us. On April 21, 2016, the First Senior Note was amended to extend the maturity date to June 30, 2017, or such later date as Trinad Capital may agree to in writing. For extending the maturity date of the note, we issued to Trinad Capital 4-year warrants to purchase 381,662 shares of our common stock, with an exercise price of $0.015 per share. These warrants were subsequently fully exercised at an exercise price of $0.015 per share, resulting in the issuance 381,662 shares of our common stock to Trinad Capital. As of March 31, 2017, $0 was outstanding under the First Senior Note.

On April 8, 2015, we issued a second senior promissory note (the “Second Senior Note”) to Trinad Capital allowing for advances up to a maximum loan amount of $195,500. On April 26, 2016, the Second Senior Note was amended to increase the Maximum Advance Amount to $3,000,000 and to extend its maturity date to June 30, 2017, or such later date as Trinad Capital may agree to in writing. For extending the maturity date of the note, we issued to Trinad Capital 4-year warrants to purchase 735,923 shares of our common stock, with an exercise price of $0.015 per share. These warrants were subsequently fully exercised at an exercise price of $0.015 per share, resulting in the issuance 735,923 shares of our common stock to Trinad Capital. As of March 31, 2017, $0 was outstanding under the Second Senior Note.

On February 21, 2017, we issued a 6% unsecured note payable to Trinad Capital to convert aggregate principal and interest of $3,581,077 under the First and Second Senior Notes with Trinad Capital. This note is due March 31, 2018. If the Company raises a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing led by a reputable institutional investor in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, Trinad Capital received an aggregate of 596,846 warrants to purchase shares of the Company’s common stock at an exercise price of $0.03 per share. At March 31, 2017, the principal balance of the note and accrued interest were $3,581,077 and $22,369, respectively.

On October 27, 2017, we issued 6% unsecured convertible notes payable to Trinad Capital for a total principal amount of $625,000. These notes will be due September 30, 2018. Before their maturity, the noteholder in its sole discretion has the option to convert all outstanding principal and interest into our common stock at a conversion price per share based upon our current valuation, as determined by the board of directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholder received 325,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants were exercised as of November 16, 2017.

On December 5, 2017 and December 7, 2017, we issued 6% unsecured convertible notes payable to Trinad Capital for a total principal amount of $200,000. These notes will be due December 31, 2018. Before their maturity, the noteholder in its sole discretion has the option to convert all outstanding principal and interest into our common stock at a conversion price per share based upon our current valuation, as determined by the board of directors. If we raise a minimum of $5,000,000 (excluding the amount converting pursuant to the note) of aggregate gross proceeds from an equity financing in one or more closings prior to the maturity date, the noteholder will have the right to convert all outstanding note principal and interest into the same equity securities issued in such equity financing at 75% of the issuance price of the securities issued in such financing. In addition, the noteholder received 100,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants were exercised as of December 13, 2017.

Trinad Capital Management, LLC

On September 23, 2011, we entered into the Management Agreement with Trinad Management, pursuant to which we issued to Trinad Management a warrant to purchase 750,000 shares of our common stock at an exercise price of $0.225 per share. On August 25, 2016, the warrant was fully exercised on a cashless basis at an exercise price of $0.225 per share, resulting in the issuance 716,216 shares of our common stock to Trinad Management.

StoryCorp Consulting

On November 17, 2016, we issued 16,667 shares of our common stock to StoryCorp Consulting, an entity which Mr. Wells, our former Interim Principal Financial Officers controls, in full consideration of monthly share grants that were due monthly to StoryCorp under its consulting agreement.

Arthur Indursky

On January 24, 2017, we issued 116,667 shares of our common stock to Arthur Indursky, Chief Advisor to Mr. Ellin, our Chief Executive Officer (formerly with the title President), Chairman (formerly with the title Executive Chairman), in consideration of him providing various strategic and other consulting services to us under his consulting agreement. Arthur Indursky is the father of Blake Indursky, our Chief Business Officer and Executive Vice President.

We believe the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. The sales of these securities were made without any general solicitation or advertising.

Issuances of Shares to Employees, Directors, Advisors and Consultants

During the fiscal quarter ended June 30, 2014, we issued an aggregate of 100,000 shares of our common stock valued at $1.50 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended September 30, 2014, we issued 26,667 shares of our common stock valued at $1.50 per share as fees to one consultant.

During the fiscal quarter ended December 31, 2014, we issued an aggregate of 296,667 shares of our common stock valued at prices varying from $0.75 to $1.50 per share as fees to our employees, directors, advisors and/or consultants.

Pursuant to the Employment Agreement, dated as of March 4, 2015, between LXL and John Petrocelli, we granted 333,333 shares of our common stock to Mr. Petrocelli, which were scheduled to vest in equal one-third increments, upon the occurrence of certain milestones relating to certain rights agreements. In connection with Mr. Petrocelli’s separation from the Company on October 15, 2015, such 333,333 shares were forfeited.

During the fiscal quarter ended March 31, 2015, we issued an aggregate of 433,333 shares of our common stock valued at prices varying from $0.75 to $1.50 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended June 30, 2015, we issued an aggregate of 60,000 shares of our common stock valued at $0.75 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended September 30, 2015, we issued an aggregate of 136,667 shares of our common stock valued at prices varying from $0.75 to $1.50 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended December 31, 2015, we issued an aggregate of 16,667 shares of our common stock valued at $1.50 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended March 31, 2016, we issued an aggregate of 387,333 shares of our common stock valued at $1.50 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended June 30, 2016, we issued an aggregate of 138,200 shares of our common stock valued at prices varying from $1.50 to $5.01 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended September 30, 2016, we issued an aggregate of 111,913 shares of our common stock valued at prices varying from $1.50 to $5.01 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended December 31, 2016, we issued an aggregate of 96,058 shares of our common stock valued at $5.01 per share as fees to our employees, directors, advisors and/or consultants.

During the fiscal quarter ended March 31, 2017, we issued an aggregate of 257,538 shares of our common stock valued at $5.01 per share as fees to our employees, directors, advisors and/or consultants.

On April 4, 2017, we issued an aggregate of 7,500 shares of our common stock valued at $5.01 per share as fees to our employees, directors, advisors and/or consultants.

On April 12, 2017, we issued 100,000 shares of our common stock valued at $5.01 per share as fees to an employee.

On May 3, 2017, we issued 133,333 shares of our common stock valued at $5.01 per share as fees to an employee.

On May 11, 2017 we issued 6,667 shares of our common stock valued at $5.01 per share as fees to a consultant.

On May 19, 2017, we issued 5,000 shares of our common stock valued at $5.01 per share as fees to a third party.

On May 21, 2017, we issued 16,667 shares of our common stock valued at $5.01 per share as fees to a consultant.

On June 15, 2017, we issued 8,611 shares of our common stock valued at $5.01 per share as fees to consultants.

On June 16, 2017, we issued 8,333 shares of our common stock valued at $5.01 per share as fees to a consultant.

On June 21, 2017, we issued 3,472 shares of our common stock valued at $5.01 per share as fees to a consultant.

On June 21 and 27, 2017, we issued 6,944 shares of our common stock valued at $5.01 per share as fees to a consultant.

On June 22, 2017, we issued 16,667 shares of our common stock valued at $5.01 per share as fees to a consultant.

On July 27, 2017, we issued 2,500 shares of our common stock valued at $5.01 per share as fees to a consultant.

On July 31, 2017, we issued 6,124 shares of our common stock valued at $5.01 per share as fees to two consultants.

On August 6, 2017, we issued 833 shares of our common stock valued at $5.01 per share as fees to a consultant.

On August 10, 2017, we issued 2,500 shares of our common stock valued at $5.01 per share as fees to two consultants.

On August 11, 2017, we issued 33,333 shares of our common stock valued at $5.01 per share as fees to a consultant.

On August 15, 2017, we issued 3,333 shares of our common stock valued at $5.01 per share as fees to a consultant.

On August 16, 2017, we issued 417 shares of our common stock valued at $5.01 per share as fees to a consultant.

Issuances of Options to Employees, Directors, Advisors and Consultants

In September 2017, we entered into agreements to grant options to purchase an aggregate of 1,333,333 shares of our common stock, at an exercise price of $1.65 per share, to Mr. Schuon, our former President, and Mr. Gold, our Chief Financial Officer, Executive Vice President and Secretary. In September 2017, we also entered into an agreement with Mr. Ellin, our Chief Executive Officer and Chairman, whereby we granted options to purchase an aggregate of 1,166,667 shares of our common stock at an exercise price equal to the public offering price set forth on the cover of this prospectus. In September 2017, we granted an officer options to purchase an aggregate of 83,333 shares of our common stock at an exercise price equal to $1.65 per share. In connection with the termination of his employment, such options were forfeited. On December 7, 2017, 1,000,000 options held by Mr. Schuon were forfeited in connection with his resignation.

We believe the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated under the Securities Act as offers and sales of securities under contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1	Asset Purchase Agreement, dated as of May 5, 2017, among Wantickets RDM, LLC, Danco Enterprises, LLC, Joseph Schnaier, Gamtix, LLC, LiveXLive Tickets, Inc. and the Registrant (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
2.2	Agreement and Plan of Merger, dated as of July 20, 2017, between the Registrant and Loton, Corp (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
2.3	Agreement and Plan of Merger, dated as of August 25, 2017, among the Registrant, LXL Music Acquisition Corp., Slacker, Inc. and Columbia Capital Equity Partners V (QP), L.P., as Stockholders’ Agent (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 31, 2017).
2.4	Amendment No. 1 to Merger Agreement, dated as of September 28, 2017, among the Registrant, LXL Music Acquisition Corp., Slacker, Inc. and Fortis Advisors LLC, as Stockholders’ Agent (Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 5, 2017).
2.5	Amendment No. 2 to Merger Agreement, dated as of October 30, 2017, among the Registrant, LXL Music Acquisition Corp., Slacker, Inc. and Fortis Advisors LLC, as Stockholders’ Agent (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 3, 2017).
2.6#	Amendment No. 3 to Merger Agreement, dated as of December 5, 2017, among the Registrant, LXL Music Acquisition Corp., Slacker, Inc. and Fortis Advisors LLC, as Stockholders’ Agent.
2.7*	Amendment No. 4 to Merger Agreement, dated as of December 15, 2017, among the Registrant, LXL Music Acquisition Corp., Slacker, Inc. and Fortis Advisors LLC, as Stockholders’ Agent.
3.1	Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
3.2#	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated September 30, 2017.
3.3	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
4.1#	Form of Convertible Loan Note between the Registrant and a lender of the Registrant.
4.2#	Form of Common Stock Warrant between the Registrant and a warrantholder.
5.1#	Opinion of Loeb & Loeb LLP.
10.1+	Form of Director/Officer Indemnification Agreement (Incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 30, 2014).
10.2+	Management Agreement, dated as of September 23, 2011, between the Registrant and Trinad Management, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 28, 2011).
10.3	Form of Subscription Agreement, dated as of June 19, July 23 and July 28, August 6, August 31, September 21, December 24 and December 31, 2015, between the Registrant and certain accredited investors (Incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 19, 2016).
10.4+	Consulting Agreement, dated as of October 1, 2015, between LiveXLive, Corp. and Schuyler Hoversten (Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on July 19, 2016).

Exhibit Number	Description
10.5+	The Registrant’s 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2016).
10.6+	Form of Director Option Agreement under 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2016).
10.7+	Form of Employee Option Agreement under 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.25 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2016).
10.8	Settlement Agreement, dated as of September 22, 2016, among Mr. Oliver Bengough, Obar Camden Holdings Limited, Obar Camden Limited, KoKo (Camden) Limited, Robert S. Ellin and Global Loan Agency Services Limited, as escrow agent (Incorporated by reference to Exhibit 10.26 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2016).
10.9+	Employment Agreement, dated as of September 7, 2017, between the Registrant and Robert S. Ellin (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 8, 2017).
10.10+	Amended and Restated Employment Agreement, dated as of September 1, 2017, between the Registrant and Jerome N. Gold (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 8, 2017).
10.11+	Employment Agreement, dated as of May 3, 2017, between the Registrant and Douglas Schaer (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 15, 2017).
10.12+	Notice of Grant and Restricted Stock Agreement, dated as of May 3, 2017, between the Registrant and Douglas Schaer (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 15, 2017).
10.13+	Employment Agreement, dated as of October 6, 2015, between the Registrant and Blake Indursky (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K filed with the SEC on July 19, 2016).
10.14+	Employment Agreement, dated as of May 5, 2017, between the Registrant and Richard Blakeley (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
10.15+	Restricted Stock Agreement, dated as of May 5, 2017, between the Registrant and Richard Blakeley (Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
10.16	Bill of Sale, Assignment and Assumption Agreement, dated as of May 5, 2017, between LiveXLive Tickets, Inc. and Wantickets RDM, LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
10.17	Trademark and Domain Name Assignment, dated as of May 5, 2017, between LiveXLive Tickets, Inc. and Wantickets RDM, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
10.18	Lock-Up and No Shorting Agreement, dated as of May 5, 2017, between the Registrant and Danco Enterprises, LLC (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
10.19+	Amendment No. 1 to Employment Agreement, dated as of December 14, 2017, between the Registrant and Robert Ellin (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2017).
10.20+	Amendment No. 1 to Employment Agreement, dated as of December 14, 2017, between the Registrant and Jerome Gold (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2017).
15.1#	Letter of Mayer Hoffman McCann P.C., Independent Auditor, regarding unaudited interim financial information.
21.1#	List of subsidiaries of the Registrant.
23.1#	Consent of Weinberg and Company, P.A., Independent Registered Public Accounting Firm, regarding LiveXLive Media, Inc.
23.2#	Consent of Weinberg and Company, P.A., Independent Registered Public Accounting Firm, regarding Wantickets RDM, LLC.
23.3#	Consent of Mayer Hoffman McCann P.C., Independent Auditor, regarding Slacker, Inc.
23.4#	Consent of Loeb & Loeb LLP included in Exhibit 5.1.

Exhibit Number	Description
24.1	Power of Attorney (included on the signature page to Amendment No. 2 to this registration statement, filed with the SEC on September 11, 2017).
24.2	Power of Attorney (included on the signature page to Amendment No. 3 to this registration statement, filed with the SEC on October 6, 2017).
101.INS#	XBRL Instance Document
101.SCH#	XBRL Taxonomy Extension Schema Document
101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB#	XBRL Taxonomy Extension Label Linkbase Document
101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document
____________
*	Filed herewith.
†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
#	Previously filed.

(b) Financial statement schedules.

Not applicable.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 21, 2017.

LIVEXLIVE MEDIA, INC.

By:	/s/ Robert S. Ellin
Robert S. Ellin
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Ellin	Chief Executive Officer, Chairman and Director	December 21, 2017
Robert S. Ellin	(Principal Executive Officer)

/s/ Jerome N. Gold	Chief Financial Officer, Executive Vice President and Secretary	December 21, 2017
Jerome N. Gold	(Principal Financial Officer and Principal Accounting Officer)

*	Director	December 21, 2017
Jay Krigsman

*	Director	December 21, 2017
Craig Foster

*	Director	December 21, 2017
Tim Spengler

*By:	/s/ Robert S. Ellin
Robert S. Ellin
Attorney-in-Fact